UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2015

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On June 29, 2015, Diversified Restaurant Holdings, Inc., together with its wholly-owned subsidiaries (the “Company”), entered into a Senior Secured Credit Facility (the “Senior Secured Credit Facility”) with Citizens Bank, National Association, a national banking association (“Citizens”) as administrative agent for the Lenders party thereto. The Senior Secured Credit Facility consists of a $120.0 million term loan (“Term Loan”), a $30.0 million development line of credit (“DLOC”), and a $5.0 million revolving line of credit (“Revolving Line of Credit”).

The Company immediately used approximately $65.5 million of the Term Loan to refinance existing outstanding debt and $54.0 million of the Term Loan to finance the acquisition described in Item 2.01 below. The remaining balance of the Term Loan, approximately $0.5 million, was used to pay the fees, costs and expenses arising in connection with the closing of the loans constituting the Senior Secured Credit Facility.

The Term Loan is for a term of five years. Payments of principal shall be based upon a 12-year straight-line amortization schedule, with monthly principal payments of $833,333.33 plus accrued interest. The interest rate for the Term Loan is LIBOR plus an applicable margin. The entire remaining outstanding principal and accrued interest on the Term Loan is due and payable on the Term Loan maturity date of June 29, 2020. The DLOC is for a term of two years, bears interest at LIBOR plus an applicable margin and is convertible upon maturity into a term note. The Revolving Line of Credit is for a term of five years and bears interest at LIBOR plus an applicable margin.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 29, 2015, AMC Wings, Inc., a wholly-owned subsidiary of Diversified Restaurant Holdings, Inc., completed the acquisition of substantially all of the assets of A Sure Wing, LLC, a Missouri limited liability company (the “Seller”). The assets acquired consist primarily of 18 existing Buffalo Wild Wings restaurants, including 15 in Missouri and three in Illinois. As consideration for the acquisition of the assets, the Company paid $54.0 million in cash at closing, subject to adjustment for cash on hand, inventory and certain prorated items. Seller reimbursed the Company for one-half of all fees imposed by Buffalo Wild Wings International under its franchise agreements for the transfer of these restaurants.

On July 1, 2015, the Company issued a press release announcing the closing of the acquisition. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits

(d) The follow exhibits are included with this Report.

Exhibit 2.1        Asset Purchase Agreement dated May 13, 2015

Exhibit 10.1        Credit Agreement dated June 29, 2015

Exhibit 99.1        Press Release Announcing the Acquisition dated July 1, 2015

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: July 1, 2015	By:	/s/ David G. Burke
	Name:	David G. Burke
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit 2.1        Asset Purchase Agreement dated May 13, 2015

Exhibit 10.1        Credit Agreement dated June 29, 2015

Exhibit 99.1        Press Release Announcing the Acquisition dated July 1, 2015

4